UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):	June 7, 2016
Shutterstock, Inc. (Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 21st Floor
New York, New York 10118
(Address of principal executive offices, including zip code)

(646) 766-1855
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.
On June 7, 2016, Shutterstock, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).  As of April 20, 2016, the record date for the Annual Meeting, there were a total of 35,042,285 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting.  At the Annual Meeting, 33,262,621 shares of the Company’s common stock were represented in person or by proxy, and therefore a quorum was present.
Described below are the matters voted upon at the Annual Meeting and the voting results.
Proposal One — Election of Directors
At the Annual Meeting, the Company’s stockholders elected the following Class I director nominees to serve on the Company’s Board of Directors until the 2019 Annual Meeting of Stockholders or, in each case, until the director’s successor is duly elected and qualified or, if earlier, his death, resignation or removal.  The votes cast were as follows:

Director	For	Withhold	Broker Non-Votes
Jonathan Oringer	29,271,306	123,860	3,867,455
Jeffrey Lieberman	29,283,335	111,831	3,867,455
Proposal Two — Advisory Vote on the Compensation of the Company's Named Executive Officers
At the Annual Meeting, the Company’s stockholders approved, on an advisory basis, the compensation of the Company's named executive officers as disclosed in the Company's proxy statement.  The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
24,112,567	5,275,649	6,950	3,867,455
Proposal Three — Approval of the Amended and Restated 2012 Omnibus Equity Incentive Plan
At the Annual Meeting, the Company’s stockholders approved the Amendment and Restatement of the Company's 2012 Omnibus Equity Incentive Plan.  The votes cast were as follows:

For	Against	Abstain	Broker Non-Votes
23,054,102	6,338,215	2,849	3,867,455
Proposal Four — Ratification of Appointment of Independent Registered Public Accounting Firm
At the Annual Meeting, the Company’s stockholders ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.  The votes cast were as follows:

For	Against	Abstain
33,238,667	7,885	16,069

SIGNATURE
 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: June 8, 2016	By:	/s/ Laurie Harrison
Laurie Harrison
Vice President and General Counsel